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                                                                   EXHIBIT 10.15

                                FIRST AMENDMENT
                                      TO
                            STERLING COMMERCE, INC.
                          DEFERRED COMPENSATION PLAN
                          --------------------------


          This First Amendment to the Sterling Commerce, Inc. Deferred Compensation Plan (the "Plan") is made and entered into as of the 30th day of October, 1997, with reference to the following facts:

          A. The Company implemented the Plan effective as of February 1, 1997.

          B. The Committee wishes to amend Section 3.2(a) of the Plan and both the Committee and the Trustee have been furnished with an opinion of counsel, as required by Section 8.4(e) of the Plan, to the effect that such amendment complies with the amendment requirements of Section 8.4 of the Plan.

          NOW, THEREFORE, it is agreed as follows:

          1. The fourth and fifth sentences of Section 3.2(a) of the Plan are deleted and shall be replaced in their entirety by the following:

     The Committee may in its discretion change from time to time the Funds available for hypothetical investment, provided Participants are given at least 90 days' prior written notice of the effective date of the deletion of any Fund (including, without limitation, the deletion of a Fund in connection with the substitution of a new Fund in its place; it being understood, however, that where the deletion of a Fund is beyond the control of the Committee (e.g., where the provider of a Matching Investment unilaterally effects such a deletion), the Committee's obligation shall be to give Participants written notice of the effective date of such deletion as promptly as practicable after the Committee obtains knowledge thereof. The Committee may in its discretion add new Funds at any time and Participants shall be given written notice of such additions as promptly as practicable after the Committee decides to add a new Fund. The Interest Rate of each Fund shall be used to determine the amount of earnings to be credited to Participant's Accounts under Section 4.1(ii).

          2. The second sentence of Section 3.2(b) of the Plan is amended to read in its entirety:

     Effective as of the beginning of any calendar month, a Participant may change the Fund designations made under this Section 3.2 by filing a new designation, on a form provided by the Committee, at least 15 days prior to the end of the immediately preceding calendar month.
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                 3. The foregoing amendment will be effective as of the date first set forth above. As amended hereby, the Plan is in all respects ratified, confirmed and approved and shall continue in full force and effect.

                 4. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan.

                                             STERLING COMMERCE, INC.



                                             By: /s/ Albert K. Hoover
                                                 -----------------------------
                                                   Albert K. Hoover
                                                   Senior Vice President and
                                                   General Counsel















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